UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On February 24, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cadence Pharmaceuticals, Inc.’s (the “Company”) approved the 2013 bonus payments to be paid to the Company’s Senior Vice President and Chief Financial Officer and its three other most highly compensated executive officers. On February 25, 2014, the Board approved the 2013 bonus payment to be paid to the Company’s President and Chief Executive Officer (the “CEO,” and together with the other executives listed above, the “NEOs”).

Under the terms of the Company’s 2013 Corporate Bonus Plan, each of the NEOs is eligible to receive a bonus ranging from zero to 150% of his or her target bonus. The target bonus for Theodore R. Schroeder, the Company’s CEO, was equal to 75% of his base salary, and the bonus award was based entirely upon the Company’s achievement of its corporate performance goals for 2013. For the Company’s other NEOs, the target bonus was equal to 40% of base salary, and the bonus award was based 75% on the achievement of corporate performance goals and 25% on individual performance for 2013. The Compensation Committee determined that the Company’s achievement level relative to its 2013 corporate performance goals was 125% for purposes of the bonus calculations.

The 2013 bonuses for the NEOs are as follows:

Name	Title	2013 Cash Bonus
Theodore R. Schroeder	President and Chief Executive Officer	$525,038
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$175,761
Scott A. Byrd	Senior Vice President and Chief Commercial Officer	$177,206
Hazel M. Aker	Senior Vice President, General Counsel and Secretary	$185,189
Malcolm Lloyd-Smith	Senior Vice President, Regulatory Affairs, Quality and Clinical	$158,685

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

Date: February 28, 2014	By:	/s/ Theodore R. Schroeder
	Name:	Theodore R. Schroeder
	Title:	President and Chief Executive Officer